Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, January 31, 2006 – Waddell & Reed Financial, Inc. (NYSE: WDR) reported fourth quarter net income of $19.9 million, or $0.24 per diluted share, compared to net income of $25.7 million, or $0.31 per diluted share in last year’s fourth quarter and net income of $24.5 million, or $0.30 per diluted share in the third quarter of 2005.  As previously disclosed, this year’s fourth quarter results included a pre-tax charge of $6.1 million ($3.8 million net of tax, or $0.05 per diluted share) related to the settlement of an arbitration case.  This year’s third quarter included a tax benefit of $1.8 million, or $0.02 per diluted share, related to a change in determination of the deductibility of certain legal matters expensed in the second quarter of 2005.  Excluding these non-recurring items, the current quarter’s net income was $23.8 million, or $0.29 per diluted share and third quarter net income was $22.7 million, or $0.28 per diluted share.  We believe adjusting our results for these non-recurring items provides stockholders with a more comparable basis for evaluating results and financial performance to other periods.  A schedule reconciling adjusted results to GAAP is provided on the bottom of our Schedule of Selected Operating Data on page 5.

Channel Discussion

Advisors channel

The year 2005 was marked with significant changes for our Advisors channel.  We began the year by appointing a new executive leadership team tasked with reinvigorating this channel.  The team’s top priority was the implementation of numerous initiatives designed to increase sales, improve productivity and enhance field support.  Recent trends imply our efforts are gaining traction and, in aggregate, these initiatives have created a solid platform for continued improvement.

Sales trends in the Advisors channel improved throughout the year.  Gross sales of $637 million during the quarter were up 1.4% compared to the third quarter and 14.8% compared to last year’s fourth quarter, while annual gross sales of $2.4 billion increased 8.4% over those of 2004.

Net sales, although still in outflow mode, also improved throughout the year and ended the year at their best levels since 2001.  The reduction in outflows is due in part to improved sales efforts, and to sustained low redemption rates.  The long-term redemption rate in our Advisors channel was 9.6% for the full year 2005 compared to 11.3% for the full year 2004.

“These trends are encouraging,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our efforts to reinvigorate our Advisors channel are showing signs of success, but we still have a long way to go until this channel reaches its optimal potential.

 “As we look towards 2006, we will continue focusing our energies on accelerating sales momentum by leveraging our new recruiting and field support resources.”

Wholesale channel

Sales from our non-proprietary distribution continued its impressive growth.  Fourth quarter 2005 gross sales of $668 million were up 18.4% compared to the third quarter and 45.2% compared to last year’s fourth quarter.  Annual gross sales of $2.3 billion increased 70.6% compared to the prior year.

Net sales during the quarter were an impressive $381 million, a 31.4% improvement compared to the third quarter and a 114.0% improvement compared to last year’s fourth quarter.  For the year ended December 31, 2005, net sales of $1.2 billion translated into an organic growth rate (gross sales in excess of redemptions) in excess of 25%.

“We experienced rapid growth in our non-proprietary distribution channel in 2005,” said Thomas Butch, Chief Marketing Officer.  “Our investment management expertise has gained recognition and acceptance from the broker/dealer community in a relatively short period of time.  As we look ahead, we will strive to sustain and build upon our results to date.”

Management Fee Revenues

The increase in revenues in the current quarter compared to that of the third quarter of 2005 and the fourth quarter of 2004 is attributable to higher average assets under management and, to a lesser degree, a higher overall management fee rate.  The improvement in the management fee rate is due in large part to a mix shift toward equity products.

Investment Product Sales (1)

Advisors Channel

($ thousands)

	4Q 2005	4Q 2004%		3Q 2005%
Front-load sales	$446,637	$391,438	14.1%	$423,966	5.3%
Deferred-load sales	45,561	60,215	-24.3%	43,488	4.8%
Allocation product sales (no-load)(2)	8,786	7,097	23.8%	7,055	24.5%

Total	$500,984	$458,750	9.2%	$474,509	5.6%

(1) Investment product sales exclude sales at net asset value, Class Y sales, and sales of money market funds.  Sales load is included.

(2)  Includes Strategic Portfolio Allocation (“SPA”) and Model Allocation Portfolio (“MAP”) products.

Underwriting and Distribution

See the attached table on page 6 for details of underwriting and distribution revenues and expenses.

Underwriting and Distribution Revenues

On a sequential quarterly basis, a meaningful improvement in front-load sales volume in our Advisors channel as well as higher financial plan fees contributed approximately half of the improvement in revenues.  The remainder of the increase is due to a combination of higher asset-based 12b-1 service and distribution fees and higher sales volume by Legend advisors.

Comparing the current quarter to last year’s fourth quarter, revenues improved in part due to higher front-load sales volume in our Advisors channel, although a portion of this increase was offset by lower asset-based fees on our SPA and MAP portfolios and lower insurance sales commission.  The remainder of the increase was due to higher asset-based 12b-1 service and distribution fees, as well as higher sales volume by Legend advisors.

Underwriting and Distribution Expenses

Sequentially, direct expenses increased in line with higher sales volume in the Advisors channel and by Legend advisors, and on higher asset-based 12b-1 service and distribution fees.  Indirect expenses incurred to support our Advisors channel as well as our non-proprietary distribution efforts remained essentially unchanged.

Compared to last year’s fourth quarter, approximately two-thirds of the increased cost is due to higher direct expenses.  Higher sales volume in our Advisors channel and by Legend advisors resulted in higher commission expenses.  Higher average assets also led to higher asset-based 12b-1 service and distribution fees.  The remainder of the increase is due to a combination of higher costs associated with our efforts to improve sales and new client capture in our Advisors channel, and higher wholesaling support costs in our non-proprietary distribution channel.

Other Operating Items

Compensation and related costs increased compared to last year’s fourth quarter due to increases in headcount and higher compensation costs.

General and administrative expenses in the current quarter included a charge for $6.1 million ($3.8 million net of tax) related to the settlement of an arbitration case with a former financial advisor.  Excluding this charge, general and administrative expenses were $10.7 million.   Compared to this year’s third quarter, the increase on an adjusted basis is due to a combination of higher legal costs and travel expenses.  Compared to last year’s fourth quarter, the increase is due to higher costs for facilities, computer services and legal costs.  Lower audit and consulting fees partially offset the above mentioned costs.

Subadvisory expenses, calculated on average daily assets, continue to increase due to strong sales and asset growth in select subadvised funds.

Senior Notes Issued

On January 13, 2006, we issued $200 million in principal amount 5.60% senior notes due January 15, 2011, resulting in net proceeds of approximately $198.2 million (net of discounts, commissions and estimated expenses.)  We used the net proceeds, together with cash on hand, to repay the entire $200 million aggregate principal amount outstanding 7.5% senior notes due January 18, 2006.  The notes represent senior unsecured obligations and are rated “Baa2” by Moody’s and “BBB” by Standard & Poor’s.

Balance Sheet Information

As of December 31, 2005

•                  Cash balance of $162.8 million ($26.1 million held for the exclusive benefit of customers in compliance with federal securities industry regulations).

•                  Investment securities of $51.7 million.

•                  Long-term debt outstanding of $198.2 million.

•                  Short-term debt outstanding of $1.7 million.

•                  Shareholders’ equity of $247.3 million.

•                  Shares outstanding were 83.8 million.

WADDELL & REED FINANCIAL, INC.

Unaudited Schedule of Selected Operating Data

(Amounts in thousands, except for per share data)

	Three Months Ended December 31,		Change		Three Months Ended September 30,	Change
	2005	2004	$	%	2005	$	%
Operating Revenues:
Investment management fees	$70,709	$62,504	8,205	13.1	$68,857	1,852	2.7
Underwriting & distribution fees	71,342	65,037	6,305	9.7	68,069	3,273	4.8
Shareholder service fees	21,092	19,333	1,759	9.1	20,587	505	2.5
Total operating revenues	163,143	146,874	16,269	11.1	157,513	5,630	3.6

Operating Expenses:
Underwriting and distribution	79,663	70,111	9,552	13.6	75,957	3,706	4.9
Compensation and related costs	20,859	19,577	1,282	6.5	21,413	(554)	-2.6
Equity Compensation	4,470	2,872	1,598	55.6	4,279	191	4.5
General and administrative	16,820	9,399	7,421	79.0	10,106	6,714	66.4
Subadvisory	5,599	2,774	2,825	101.8	4,953	646	13.0
Depreciation	2,840	2,313	527	22.8	2,651	189	7.1
Total operating expense	130,251	107,046	23,205	21.7	119,359	10,892	9.1

Operating Income	32,892	39,828	(6,936)	-17.4	38,154	(5,262)	-13.8

Other Income (Expense):
Investment & other income	2,411	2,037	374	18.4	1,449	962	66.4
Interest expense	(3,680)	(3,230)	450	13.9	(3,659)	21	0.6

Income before taxes	31,623	38,635	(7,012)	-18.1	35,944	4,321	-12.0

Provision for taxes	11,698	12,974	(1,276)	-9.8	11,412	(286)	2.5

Net income	$19,925	$25,661	(5,736)	-22.4	$24,532	(4,607)	-18.8

Net income per share - diluted	$0.24	$0.31	(0.06)	-19.4	$0.30	(0.05)	-16.7

Adjusted net income (1)	$23,773	$25,661	(1,888)	-7.4	$22,717	1,056	4.6

Adjusted net income per share - diluted(1)	$0.29	$0.31	(0.02)	-6.5	$0.28	0.01	3.6

Weighted average shares outstanding - diluted	82,338	82,090			81,891

Operating margin	20.2%	27.1%			24.2%
Adjusted operating margin (1)	23.9%	n/m			n/m
Waddell & Reed Advisors U&D margin (2)	-5.7%	-1.2%			-6.2%

(1) Reconciliation to GAAP provided below
(2) Excludes our wholesale underwriting and distribution activities

GAAP net income	$19,925	$25,661			$24,532
Add back arbitration case settlement (net of tax)	3,848	—			—
Add back tax benefit related to legal matter	—	—			(1,815)
Adjusted net income	$23,773	$25,661			$22,717

GAAP net income per share (diluted)	$0.24	$0.31			$0.30
Add back arbitration case settlement (net of tax)	0.05	—			—
Add back tax benefit related to legal matter	—	—			(0.02)
Adjusted earnings per share (diluted)	$0.29	$0.31			$0.28

GAAP operating margin	20.2%	27.1%			24.2%
Add back arbitration case settlement	3.7%	—			—
Adjusted operating margin	23.9%	27.1%			24.2%

WADDELL & REED FINANCIAL, INC.

Underwriting and Distribution

For the quarter ended

(Amounts in thousands)

December 31, 2005	Advisors	Non-Proprietary	Legend	Total
Revenues	$53,017	$6,232	$12,093	$71,342

Expenses
Direct	36,729	9,029	8,214	53,972
Indirect	19,319	3,623	2,749	25,691
Total Expenses	$56,048	$12,652	$10,963	$79,663

Net U&D	$(3,031)	$(6,420)	$1,130	$(8,321)

Margin	-5.7%	n/m	9.3%

December 31, 2004	Advisors	Non-Proprietary	Legend	Total
Revenues	$50,753	$3,745	$10,539	$65,037

Expenses
Direct	34,333	5,942	7,150	47,425
Indirect	17,013	2,935	2,738	22,686
Total Expenses	$51,346	$8,877	$9,888	$70,111

Net U&D	$(593)	$(5,132)	$651	$(5,074)

Margin	-1.2%	n/m	6.2%

September 30, 2005	Advisors	Non-Proprietary	Legend	Total
Revenues	$51,296	$5,696	$11,077	$68,069

Expenses
Direct	34,795	7,882	7,313	49,990
Indirect	19,678	3,370	2,919	25,967
Total Expenses	$54,473	$11,252	$10,232	$75,957

Net U&D	$(3,177)	$(5,556)	$845	$(7,888)

Margin	-6.2%	n/m	7.6%

WADDELL & REED FINANCIAL, INC.

Changes in Assets Under Management

For the quarter ended

(Amounts in millions)

		Wholesale Channel
	Advisors Channel	Non-Proprietary	Institutional	Total
December 31, 2005
Beginning Assets	$26,579	$6,138	$8,004	$40,721

Sales	637	668	166	1,471
Redemptions	(757)	(287)	(521)	(1,565)
Net Sales	(120)	381	(355)	(94)

Net Exchanges and Adjustments	(31)	29	0	(2)
Reinvested Dividends and Capital Gains	33	(7)	23	49
Net Flows	(118)	403	(332)	(47)

Market Appreciation	727	188	274	1,189
Ending Assets	$27,188	$6,729	$7,946	$41,863

December 31, 2004
Beginning Assets	$23,484	$4,124	$7,995	$35,603

Sales	555	460	275	1,290
Redemptions	(813)	(282)	(372)	(1,467)
Net Sales	(258)	178	(97)	(177)

Net Exchanges and Adjustments	(15)	(24)	36	(3)
Reinvested Dividends and Capital Gains	75	7	49	131
Net Flows	(198)	161	(12)	(49)

Market Appreciation	2,011	417	676	3,104
Ending Assets	$25,297	$4,702	$8,659	$38,658

September 30, 2005
Beginning Assets	$25,392	$5,367	$8,315	$39,074

Sales	628	564	127	1,319
Redemptions	(745)	(274)	(744)	(1,763)
Net Sales	(117)	290	(617)	(444)

Net Exchanges and Adjustments	(26)	23	0	(3)
Reinvested Dividends and Capital Gains	36	4	27	67
Net Flows	(107)	317	(590)	(380)

Market Appreciation	1,294	454	279	2,027
Ending Assets	$26,579	$6,138	$8,004	$40,721

WADDELL & REED FINANCIAL, INC.

Supplemental Information

	Other Items
	4Q 05	4Q 04	% change	3Q 05	% change
Redemption rates - long-term assets
Advisors	9.1%	10.9%		9.2%
Non-Proprietary	17.5%	24.2%		18.3%
Institutional	26.1%	17.8%		35.8%
Total	13.7%	14.1%		16.0%

Sales per advisor (000s) (1)
Total	205	178	15.2%	195	5.1%
2+ Years	307	264	16.3%	278	10.4%
0 to 2 Years	56	45	24.4%	63	-11.1%

Gross production per advisor (000s) (2)	13.8	13.2	4.5%	13.3	3.8%

Number of advisors (3)	2,409	2,623	-8.2%	2,443	-1.4%

Number of shareholder accounts (000s)	2,639	2,423	8.9%	2,579	2.3%

Number of shareholders	640,357	645,461	-0.8%	639,675	0.1%

(1) Average commissionable sales per Waddell & Reed Advisor
(2) Average gross commission generated per Waddell & Reed Advisor
(3) Excludes Legend retirement advisors

Lipper Ranking

Percentage of funds	1 Year	3 Years	5 Years
Equity Funds
Top Quartile	59%	38%	56%
Top Half	74%	67%	61%
All Funds
Top Quartile	48%	30%	44%
Top Half	69%	61%	62%

MorningStar Ranking

Percentage of funds with 4 or 5 stars	Overall	3 Years	5 Years
Equity Funds	29%	17%	34%
All Funds	25%	13%	29%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live webcast of our earnings release conference call today, January 31, 2006 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our fourth quarter results.  Live access to the teleconference will be available on the “Corporate” section of our website at www.waddell.com.  A webcast replay will be made available shortly after the call through February 6th.

Website Resources

We invite you to visit the “Corporate” section of our website at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Investor Relations Manager, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, unexpected and adverse results of litigation or regulation, governmental investigation, settlements of such investigations and regulatory investigations of the Company, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC.  Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.